 EX‑35.2

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Credit Suisse First Boston Mortgage Securities Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Credit Suisse Commercial Mortgage Trust	Series 2007-C2	Primary Servicer
599 Lexington whole loan only
Depositor	Credit Suisse Commercial Mortgage Trust	Series 2006-C3	Master Servicer
Depositor	Credit Suisse Commercial Mortgage Trust	Series 2007-C4	Master Servicer
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-Town MZ	Special Servicer
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-	Servicer and Special Servicer
Longhouse MZ
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-C1
Master and Special Servicer of the 500 Fifth Avenue and St. Louis Premium Outlets loans under the JPMBB 2014-C26 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-C2
Master and Special Servicer of the St. Louis Premium Outlets loan under the JPMBB 2015-C26 PSA.
Master Servicer of the 9200 & 9220 Sunset loan under the COMM 2015-CCRE23 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-C3	Master Servicer
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-C4	Special Servicer
Master Servicer of the Arizona Grand Resort & Spa Portfolio loan under the CSAIL 2015-C3 PSA.

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland